EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

November 16, 2006

SEARS HOLDINGS REPORTS THIRD QUARTER RESULTS

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (“Holdings” or the “Company”) (NASDAQ: SHLD) today reported net income of $196 million, or $1.27 per diluted share, for the third quarter ended October 28, 2006, compared with net income of $58 million, or $0.35 per diluted share, for the third quarter ended October 29, 2005. Third quarter results for 2006 include $101 million (or $0.42 per diluted share) of income from the Company’s investment of a portion of its surplus cash. Third quarter fiscal 2006 results also include $6 million of net income (or $0.04 per diluted share), in the form of lower tax expense, related to the resolution of certain income tax matters related to Kmart Corporation (a predecessor operating company of Kmart). Additionally, both the current and prior year third quarter periods included restructuring charges: $4 million (or $0.02 per diluted share) in 2006 and $59 million (or $0.13 per diluted share) in 2005. The diluted earnings per share impact of these items is illustrated below:

Diluted earnings per share impact of certain significant items (1):

	13 Weeks Ended
	October 28, 2006	October 29, 2005
Earnings per diluted share - as reported	$1.27	$0.35
Less:
Total return swap income	0.42	—
Income tax settlements	0.04	—
Restructuring charges	(0.02)	(0.13)

Earnings per diluted share - excluding above items	$0.83	$0.48

(1)	Total return swap income as well as periodic restructuring and other periodic events or activities affect the Company’s results; however, the amounts of these types of items may vary significantly from period to period and may have a disproportionate effect on the periods presented, which affects the comparability of the Company’s financial performance. Management considers the total impact of these items, along with reported results, when it reviews and evaluates the Company’s financial performance.

The Company’s improved quarterly results reflect increased operating income, driven primarily by reduced expenses across all businesses and increased gross margins at both Sears Domestic and Sears Canada. Third quarter operating results at both Sears Domestic and Sears Canada improved relative to the same quarter last year, while operating results at Kmart declined due to lower sales levels and gross margins, partially offset by reduced expenses. Earnings per diluted share for the quarter also benefited from lower average diluted shares outstanding during the current year quarter as compared with the third quarter of fiscal 2005.

“We continue to manage our costs effectively as we make the changes necessary to become a customer-driven organization,” said Aylwin Lewis, Sears Holdings’ chief executive officer and president. He added, “We are excited to enter the holiday sales period with the products we believe our customers want and an approach that focuses our entire organization in support of our stores in delivering superior customer service across all of our businesses and formats.”

Third Quarter Revenues and Comparable Store Sales

For the quarter, domestic comparable store sales declined 3.0% in the aggregate, with Sears Domestic comparable store sales declining 4.8% and Kmart comparable store sales declining 0.7%. The comparable store sales declines at both Kmart and Sears Domestic reflect the impact of increased competition and lower transaction volumes. At Kmart, comparable store sales declined across a number of categories, including home goods, hardlines, food and consumables, and general merchandise, partially offset by increased comparable store sales within apparel and pharmacy. At Sears Domestic, comparable store sales declined across most categories and formats, with more pronounced sales declines within both the home fashion and lawn and garden categories. These declines were partially offset by pronounced sales increases in women’s apparel, reflecting what the Company believes are improved assortments in this business relative to last year. Last year, Sears Domestic modified its apparel assortment to a more “fashion forward” offering, which was not successful and led to significant sales declines within Sears Domestic’s apparel business during the second half of fiscal 2005.

Total revenues declined $0.3 billion to $11.9 billion for the 13 weeks ended October 28, 2006, as compared to total revenues of $12.2 billion for the 13 weeks ended October 29, 2005. Sears revenues declined $0.1 billion as compared to the third quarter last year, primarily reflecting the impact of comparable store sales declines, partially offset by an increase in the total number of Sears Full-line stores in operation, resulting mainly due to conversions from the Kmart format. Total revenues at Kmart declined $0.2 billion as compared to the prior year period, primarily reflecting a reduction in the total number of Kmart stores in operation and, to a lesser degree, the impact of comparable store sales declines.

Operating Income

Operating income was $276 million for the 13 weeks ended October 28, 2006, as compared to $119 million for the 13 weeks ended October 29, 2005. Operating income in the third quarter of last year was negatively impacted by $59 million in restructuring charges at Sears Canada and Kmart as compared with $4 million in such charges at Kmart in the current year quarter. Excluding the impact of these charges, prior year third quarter operating income was $178 million. In addition to the above-noted impact of lower restructuring charges, reduced selling and administrative expenses (which declined $147 million compared to the third quarter of last year) and increased total gross margin dollars also favorably impacted overall operating income in the current year quarter.

Financial Position

The Company had cash and cash equivalents of $2.1 billion at October 28, 2006 (of which $1.8 billion is domestic and $0.3 billion is at Sears Canada) as compared to $1.2 billion at October 29, 2005 and $4.4 billion at January 28, 2006. During the current quarter, cash and cash equivalents declined $1.6 billion from the $3.7 billion balance at the end of the second quarter. Approximately $1.1 billion of that decrease was due to cash being used to build inventories for the holiday selling season (net of merchandise payables). Other cash uses in the quarter included $289 million for share repurchases, $267 million for pension contributions (including a voluntary accelerated contribution of $200 million), debt repayments of $258 million (net of new borrowings) and $153 million of capital expenditures.

Merchandise inventories at October 28, 2006 were approximately $11.5 billion, as compared to $10.8 billion as of October 29, 2005. The increase reflects planned increases due to earlier receipt of product, the expansion of product assortment this year and increases in apparel and other merchandise categories where the Company believes business trends support higher inventory levels. Merchandise payables were $4.2 billion at October 28, 2006, as compared to $4.3 billion as of October 29, 2005.

As the result of resolving certain tax matters during the third quarter of 2006 pertaining to the bankruptcy of Kmart Corporation, a predecessor operating company of Kmart, the Company recorded approximately $104 million of deferred tax assets with an offsetting credit recorded to capital in excess of par value. In accordance with AICPA Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” resolution of these matters result in a direct credit to capital in excess of par value within shareholders’ equity.

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Share Repurchase

During the third quarter of 2006, the Company repurchased approximately 2 million common shares at a total cost of $289 million, or an average price of $141.89 per share. As of October 28, 2006, the Company had remaining authorization to repurchase $618 million of common shares under its existing share repurchase program approved by the board of directors. The remaining shares may be purchased in the open market, through self-tender offers or through privately negotiated transactions. Timing will depend on prevailing market conditions, alternative uses of capital and other factors.

Interest and Investment Income

The following table sets forth the components of interest and investment income as reported on the Company’s condensed consolidated income statement. Amounts from prior periods have been reclassified to interest and investment income to conform to current period presentation. The Company previously reported interest income on cash and cash equivalents as a component of net interest expense, and reported other investment income as a component of other income.

	13 Weeks Ended		39 Weeks Ended
millions	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005
Interest and investment income
Interest income on cash and cash equivalents	$36	$16	$112	$51
Total return swap income	101	—	101	—
Other investment income	3	24	28	35

Total	$140	$40	$241	$86

The Company, from time to time, invests its surplus cash in various securities and financial instruments, including total return swaps, which are derivative contracts that synthetically replicate the economic return characteristics of one or more underlying marketable equity securities. In exchange for receiving the return tied to the position underlying a total return swap, the Company pays a floating rate of interest tied to LIBOR on the notional amount of the contract. The fair value of a total return swap is based on the quoted market price of the underlying position and changes in fair value of the total return swaps are recognized currently in earnings. During the third quarter of fiscal 2006, the Company entered into total return swaps and recognized $101 million of investment income consisting of realized gains of $66 million and unrealized gains of $38 million less $3 million of interest cost. As of October 28, 2006, the total return swaps had an aggregate notional amount of $387 million and a fair value of $38 million. These investments are highly concentrated and involve substantial risks. Accordingly, the Company’s financial position and quarterly and annual results of operations may be positively or negatively materially affected based on the timing, magnitude and performance of these investments.

Adjusted EBITDA

For purposes of evaluating operating performance, the Company’s management uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement computed as operating income appearing on the statement of operations less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude certain merger-related costs, nonrecurring gains and restructuring charges. Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s businesses for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Management compensates for this limitation by using GAAP financial measures as well in managing the Company’s businesses.

3

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

•	Management considers gains/(losses) on the sale of assets to result from investing decisions rather than ongoing operations;

•	Restructuring activities, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results; and

•	Adjusted EBITDA excludes a one-time gain resulting from the settlement of Visa/MasterCard litigation and vice chairman separation expenses, both of which were recorded in the second quarter of fiscal 2006, as well as merger transaction costs which result from extraordinary activities that are not part of normal operations.

Adjusted EBITDA was determined as follows:

	13 Weeks Ended		39 Weeks Ended
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005
				Pro Forma
Operating income per statement of income	$276	$119	$1,124	$543
Plus depreciation and amortization	278	263	843	826
Less gain on sale of assets	(8)	(15)	(32)	(26)

Before excluded items	546	367	1,935	1,343
Vice Chairman separation expense	—	—	8	—
Visa/MasterCard settlement	—	—	(36)	—
Merger transaction costs	—	—	—	34
Restructuring charges	4	59	27	104

Adjusted EBITDA as defined	$550	$426	$1,934	$1,481

% to revenues	4.6%	3.5%	5.3%	3.9%

Adjusted EBITDA for the Company’s domestic (United States operations) and Sears Canada operations is as follows:

	13 Weeks Ended				39 Weeks Ended
	Adjusted EBITDA		% To Revenues		Adjusted EBITDA		% To Revenues
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005
						Pro Forma		Pro Forma
Domestic operations	$439	$367	4.1%	3.3%	$1,692	$1,319	5.1%	3.8%
Sears Canada	111	59	8.9%	4.8%	242	162	6.8%	4.6%

Total Adjusted EBITDA	$550	$426	4.6%	3.5%	$1,934	$1,481	5.3%	3.9%

Quarterly Report on Form 10-Q

The Company plans to file with the SEC its Quarterly Report on Form 10-Q for the third quarter 2006 on or before December 7, 2006.

4

Forward-Looking Statements

Results are preliminary and unaudited. This press release contains forward-looking statements about the Company’s goals. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to, statements about the expected benefits of the business combination of Sears and Kmart, the potential benefits of our investments and future financial and operating results. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Risks and uncertainties include the possibility that we fail to offer products and services that satisfy the desires of our customers, whose preferences may change in the future, or other factors outside the control of Holdings. Actual results may differ materially from those set forth in the forward-looking statements. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation is the nation’s third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada. The company is the nation’s largest provider of home services, with more than 13 million service calls made annually. For more information, visit Sears Holdings’ website at http://www.searsholdings.com.

5

Sears Holdings Corporation

Statements of Income

(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended		39 Weeks Ended
	Reported		Reported		Pro forma
millions, except per common share data	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005	October 29, 2005
REVENUES
Merchandise sales and services	$11,941	$12,118	$36,724	$32,867	$37,918
Credit and financial products revenues	—	84	—	171	257

Total revenues	11,941	12,202	36,724	33,038	38,175

COSTS AND EXPENSES
Cost of sales, buying and occupancy	8,557	8,795	26,380	23,997	27,669
Gross margin dollars	3,384	3,323	10,344	8,870	10,249
Gross margin rate	28.3%	27.4%	28.2%	27.0%	27.0%
Selling and administrative	2,834	2,981	8,382	7,718	9,059
Selling and administrative expense as a percentage of total revenues	23.7%	24.4%	22.8%	23.4%	23.7%
Depreciation and amortization	278	263	843	650	826
Gain on sales of assets	(8)	(15)	(32)	(25)	(26)
Restructuring charges	4	59	27	104	104

Total costs and expenses	11,665	12,083	35,600	32,444	37,632

Operating income	276	119	1,124	594	543
Interest and investment income	(140)	(40)	(241)	(86)	(118)
Interest expense	89	87	255	235	290
Other income	—	—	(15)	(31)	(31)

Income before income taxes, minority interest and cumulative effect of change in accounting principle	327	72	1,125	476	402
Income taxes	119	28	438	183	172
Minority interest	12	(14)	17	(7)	(1)

Income before cumulative effect of change in accounting principle	196	58	670	300	231
Cumulative effect of change in accounting principle (net of income tax benefit of $58)	—	—	—	(90)	(90)

NET INCOME	$196	$58	$670	$210	$141

EARNINGS PER COMMON SHARE
Diluted earnings per share before cumulative effect of change in accounting principle	$1.27	$0.35	$4.29	$1.98	$1.42
Diluted earnings per share	$1.27	$0.35	$4.29	$1.39	$0.87
Diluted weighted average common shares outstanding	154.4	163.6	156.3	151.4	162.2

Sears Holdings Corporation

Condensed Balance Sheets

Amounts are Preliminary and Subject to Change

	(Unaudited)		January 28, 2006
millions	October 28, 2006	October 29, 2005
ASSETS
Current assets
Cash and cash equivalents	$2,096	$1,202	$4,440
Receivables	909	698	811
Merchandise inventories	11,508	10,750	9,068
Assets held for sale	—	1,724	—
Other current assets	902	901	888

Total current assets	15,415	15,275	15,207
Property and equipment, net	9,247	9,944	9,823
Goodwill	1,880	1,731	1,684
Tradenames and other intangible assets	3,467	3,648	3,448
Other assets	460	396	411

TOTAL ASSETS	$30,469	$30,994	$30,573

LIABILITIES
Current liabilities
Short-term borrowings and current portion of long-term debt	$577	$796	$748
Merchandise payables	4,195	4,314	3,458
Unearned revenues	1,078	1,073	1,047
Liabilities held for sale	—	133	—
Other current liabilities	5,271	4,939	5,097

Total current liabilities	11,121	11,255	10,350
Long-term debt and capitalized lease obligations	2,955	3,264	3,268
Pension and postretirement benefits	2,092	2,161	2,421
Minority interest and other liabilities	2,677	3,369	2,923

Total Liabilities	18,845	20,049	18,962

Total Shareholders’ Equity	11,624	10,945	11,611

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$30,469	$30,994	$30,573

Total common shares outstanding	153.9	161.2	159.8

Sears Holdings Corporation

Segment Results

(Unaudited)

Amounts are Preliminary and Subject to Change

2006 - Reported

	13 Weeks Ended October 28, 2006
	Kmart	Sears		Sears Holdings
millions		Domestic	Canada
Merchandise sales and services revenue	$4,042	$6,655	$1,244	$11,941
Cost of sales, buying and occupancy	3,096	4,611	850	8,557
Gross margin dollars	946	2,044	394	3,384
Gross margin rate	23.4%	30.7%	31.7%	28.3%
Selling and administrative	889	1,662	283	2,834
Selling and administrative expense as a percentage of total revenues	22.0%	25.0%	22.7%	23.7%
Depreciation and amortization	22	223	33	278
Gain on sales of assets	(9)	1	—	(8)
Restructuring charges	4	—	—	4

Total costs and expenses	4,002	6,497	1,166	11,665

Operating income	$40	$158	$78	$276

Number of:
Kmart Stores	1,394	—	—	1,394
Full-Line Stores	—	933	123	1,056
Specialty Stores	—	1,083	252	1,335

Total Stores	1,394	2,016	375	3,785

2005 - Reported

	13 Weeks Ended October 29, 2005
	Kmart	Sears		Sears Holdings
millions		Domestic	Canada
Merchandise sales and services	$4,172	$6,803	$1,143	$12,118
Credit and financial products revenues	—	—	84	84

Total revenues	4,172	6,803	1,227	12,202
Cost of sales, buying and occupancy	3,157	4,805	833	8,795
Gross margin dollars	1,015	1,998	310	3,323
Gross margin rate	24.3%	29.4%	27.1%	27.4%
Selling and administrative	930	1,716	335	2,981
Selling and administrative expense as a percentage of total revenues	22.3%	25.2%	27.3%	24.4%
Depreciation and amortization	13	214	36	263
Gain on sales of assets	(17)	—	2	(15)
Restructuring charges	6	—	53	59

Total costs and expenses	4,089	6,735	1,259	12,083

Operating income	$83	$68	$(32)	$119

Number of:
Kmart Stores	1,426	—	—	1,426
Full-Line Stores	—	926	122	1,048
Specialty Stores	—	1,146	248	1,394

Total Stores	1,426	2,072	370	3,868

Sears Holdings Corporation

Segment Results

(Unaudited)

2006 - Reported

	39 Weeks Ended October 28, 2006
	Kmart	Sears		Sears Holdings
millions		Domestic	Canada
Merchandise sales and services revenue	$12,768	$20,403	$3,553	$36,724
Cost of sales, buying and occupancy	9,726	14,156	2,498	26,380
Gross margin dollars	3,042	6,247	1,055	10,344
Gross margin rate	23.8%	30.6%	29.7%	28.2%
Selling and administrative	2,618	4,951	813	8,382
Selling and administrative expense as a percentage of total revenues	20.5%	24.3%	22.9%	22.8%
Depreciation and amortization	55	687	101	843
Gain on sales of assets	(26)	(6)	—	(32)
Restructuring charges	8	—	19	27

Total costs and expenses	12,381	19,788	3,431	35,600

Operating income	$387	$615	$122	$1,124

Number of:
Kmart Stores	1,394	—	—	1,394
Full-Line Stores	—	933	123	1,056
Specialty Stores	—	1,083	252	1,335

Total Stores	1,394	2,016	375	3,785

2005 - Reported

	39 Weeks Ended October 29, 2005
	Kmart	Sears		Sears Holdings
millions		Domestic	Canada
Merchandise sales and services	$13,354	$17,141	$2,372	$32,867
Credit and financial products revenues	—	—	171	171

Total revenues	13,354	17,141	2,543	33,038
Cost of sales, buying and occupancy	10,154	12,109	1,734	23,997
Gross margin dollars	3,200	5,032	638	8,870
Gross margin rate	24.0%	29.4%	26.9%	27.0%
Selling and administrative	2,850	4,178	690	7,718
Selling and administrative expense as a percentage of total revenues	21.3%	24.4%	27.1%	23.4%
Depreciation and amortization	33	541	76	650
Gain on sales of assets	(25)	—	—	(25)
Restructuring charges	51	—	53	104

Total costs and expenses	13,063	16,828	2,553	32,444

Operating income	$291	$313	$(10)	$594

Number of:
Kmart Stores	1,426	—	—	1,426
Full-Line Stores	—	926	122	1,048
Specialty Stores	—	1,146	248	1,394

Total Stores	1,426	2,072	370	3,868

2005 - Pro Forma

	39 Weeks Ended October 29, 2005
	Kmart	Sears		Sears Holdings
millions		Domestic	Canada
Merchandise sales and services	$13,354	$21,311	$3,253	$37,918
Credit and financial products revenues		—	257	257

Total revenues	13,354	21,311	3,510	38,175
Cost of sales, buying and occupancy	10,154	15,127	2,388	27,669
Gross margin dollars	3,200	6,184	865	10,249
Gross margin rate	24.0%	29.0%	26.6%	27.0%
Selling and administrative	2,850	5,249	960	9,059
Selling and administrative expense as a percentage of total revenues	21.3%	24.6%	27.4%	23.7%
Depreciation and amortization	33	683	110	826
Gain on sales of assets	(25)	(1)	—	(26)
Restructuring charges	51	—	53	104

Total costs and expenses	13,063	21,058	3,511	37,632

Operating income	$291	$253	$(1)	$543

Sears Holdings Corporation

Adjusted EBITDA

Amounts are Preliminary and Subject to Change

	13 Weeks Ended
	October 28, 2006			October 29, 2005
	Domestic Operations	Sears Canada	Sears Holdings	Domestic Operations	Sears Canada	Sears Holdings
Operating income per statement of income	$198	$78	$276	$151	$(32)	$119
Plus depreciation and amortization	245	33	278	227	36	263
Less gain on sale of assets/businesses	(8)	—	(8)	(17)	2	(15)

Before excluded items	435	111	546	361	6	367
Vice Chairman separation expense	—	—	—	—	—	—
Visa/MasterCard settlement	—	—	—	—	—	—
Restructuring charges	4	—	4	6	53	59

Adjusted EBITDA as defined	$439	$111	$550	$367	$59	$426

% to revenues	4.1%	8.9%	4.6%	3.3%	4.8%	3.5%

	39 Weeks Ended
	October 28, 2006			October 29, 2005
	Domestic Operations	Sears Canada	Sears Holdings	Domestic Operations	Sears Canada	Sears Holdings
				Pro Forma	Pro Forma	Pro Forma
Operating income per statement of income	$1,002	$122	$1,124	$544	$(1)	$543
Plus depreciation and amortization	742	101	843	716	110	826
Less gain on sale of assets/businesses	(32)	—	(32)	(26)	—	(26)

Before excluded items	1,712	223	1,935	1,234	109	1,343
Vice Chairman separation expense	8	—	8	—	—	—
Visa/MasterCard settlement	(36)	—	(36)	—	—	—
Merger transaction costs	—	—	—	34	—	34
Restructuring charges	8	19	27	51	53	104

Adjusted EBITDA as defined	$1,692	$242	$1,934	$1,319	$162	$1,481

% to revenues	5.1%	6.8%	5.3%	3.8%	4.6%	3.9%

Sears Holdings Corporation

Pro Forma Reconciliation

The following tables provide a reconciliation from the as reported results to the pro forma results presented for Sears Holdings, Sears Domestic and Sears Canada for the 39-week period ended October 29, 2005.

Sears Holdings

	39-week period ended October 29, 2005
millions	As reported	Pre-merger Activity	Purchase Accounting	Pro Forma
Merchandise sales and services	$32,867	$5,051	$—	$37,918
Credit and financial products revenues	171	86	—	257

Total revenue	33,038	5,137	—	38,175

Cost of sales, buying and occupancy	23,997	3,672	—	27,669
Selling and administrative	7,718	1,330	11	9,059
Depreciation and amortization	650	147	29	826
Gain on sales of assets	(25)	(1)	—	(26)
Restructuring charges	104	—	—	104

Total costs and expenses	32,444	5,148	40	37,632

Operating income (loss)	594	(11)	(40)	543
Interest and investment income	(86)	(32)	—	(118)
Interest expense	235	57	(2)	290
Other income	(31)	—	—	(31)

Income before income taxes, minority interest and cumulative effect of change in accounting principle	476	(36)	(38)	402
Income tax expense (benefit)	183	4	(15)	172
Minority interest	(7)	6	—	(1)

Income before cumulative effect of change in accounting principle	300	(46)	(23)	231
Cumulative effect of change in accounting principle, net of tax	(90)	—	—	(90)

NET INCOME (LOSS)	$210	$(46)	$(23)	$141

Sears Domestic

	39-week period ended October 29, 2005
millions	As reported	Pre-merger Activity	Purchase Accounting	Pro Forma
Merchandise sales and services revenue	$17,141	$4,170	$—	$21,311
Cost of sales, buying and occupancy	12,109	3,018	—	15,127
Selling and administrative	4,178	1,060	11	5,249
Depreciation and amortization	541	116	26	683
Gain on sales of assets	—	(1)	—	(1)

Total costs and expenses	16,828	4,193	37	21,058

Operating income (loss)	$313	$(23)	$(37)	$253

Sears Canada

	39-week period ended October 29, 2005
millions	As reported	Pre-merger Activity	Purchase Accounting	Pro Forma
Merchandise sales and services	$2,372	$881	$—	$3,253
Credit and financial product revenues	171	86	—	257

Total revenues	2,543	967	—	3,510

Cost of sales, buying and occupancy	1,734	654	—	2,388
Selling and administrative	690	270	—	960
Depreciation and amortization	76	31	3	110
Gain on sales of assets	—	—	—	—
Restructuring charges	53	—	—	53

Total costs and expenses	2,553	955	3	3,511

Operating income (loss)	$(10)	$12	$(3)	$(1)